Exhibit (d)(ix)

October 12, 2007

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated
December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2 of the Management Agreement, we are hereby providing notification of a new series of the William Blair Funds to be called “William Blair Global Growth Fund” (the “New Portfolio”). Attached hereto are amended Appendix A and B to the Management Agreement to reflect, among other things, the appropriate management fees and initial term end for the New Portfolio.

By acknowledging below, you agree to render the investment advisory and management services to the New Portfolio under the terms of the Management Agreement and the amended Appendix A and B attached hereto.

WILLIAM BLAIR FUNDS

By:	/s/ Terence M. Sullivan
Name:	Terence M. Sullivan
Title:	Treasurer

Accepted this 12th day

of October, 2007.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Timothy L. Burke
Name:	Timothy L. Burke
Title:	Principal & CFO

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Tax-Managed Growth Fund:

.80% of average daily net assets

William Blair Large Cap Growth Fund:

.80% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of average daily net assets over $250 million

William Blair Value Discovery Fund:

1.15% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

.275% of the first $250 million of average daily net assets; plus

.250% of the next $250 million of average daily net assets; plus

.225% of the next $2,000 million of average daily net assets; plus

.200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the average daily net assets over $1 billion

William Blair Small-Mid Cap Growth Fund

1.00% of average daily net assets

William Blair International Equity Fund

1.10% of the first $250 million of average daily net assets; plus

1.00% of the average daily net assets over $250 million

William Blair Institutional International Equity Fund

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund

1.10% of average daily net assets

William Blair International Small Cap Growth Fund

1.10% of average daily net assets

William Blair Mid Cap Growth Fund

0.95% of average daily net assets

William Blair Bond Fund

0.30% of average daily net assets

William Blair Global Growth Fund

1.00% of average daily net assets

APPENDIX B

DATE OF END OF INITIAL TERM

For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Value Discovery Fund, the William Blair Income Fund and the William Blair Ready Reserves Fund:

April 30, 2000

For the William Blair Tax-Managed Growth Fund, the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

April 30, 2001

For the William Blair Institutional International Growth Fund:

April 30, 2004

For the William Blair Small-Mid Cap Growth Fund:

April 30, 2005

For the William Blair International Equity Fund and the William Blair Institutional International Equity Fund:

April 30, 2006

For the William Blair Emerging Markets Growth Fund, the William Blair International Small Cap Growth Fund and the William Blair Mid Cap Growth Fund:

April 30, 2007

For the William Blair Bond Fund and the William Blair Global Growth Fund:

April 30, 2009